UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BOLT TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOLT TECHNOLOGY CORPORATION

Four Duke Place

Norwalk, Connecticut 06854

(203) 853-0700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 23, 2004

To the Stockholders of Bolt Technology Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BOLT TECHNOLOGY CORPORATION, a Connecticut corporation (the “Company”), will be held at the JW Marriott Hotel, 5150 Westheimer, Houston, Texas 77056, on Tuesday, November 23, 2004, at 10:00 A.M., Central Standard Time, for the following purposes:

1. To elect three directors of the Company to hold office for a term of three years and until their successors are duly elected and shall qualify.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on October 15, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY AT THEIR EARLIEST CONVENIENCE, EVEN IF THEY PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

JOSEPH MAYERICK, JR., Secretary

Dated: October 22, 2004

BOLT TECHNOLOGY CORPORATION

Four Duke Place

Norwalk, Connecticut 06854

(203) 853-0700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 23, 2004

The accompanying proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Bolt Technology Corporation (the “Company”) to be held at the JW Marriott Hotel, 5150 Westheimer, Houston, Texas 77056, on Tuesday, November 23, 2004, at 10:00 A.M., Central Standard Time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement, Notice of Annual Meeting and accompanying proxy card will be first given or mailed to stockholders is October 22, 2004.

Only stockholders of record of the Company’s Common Stock, without par value (the “Common Stock”), at the close of business on October 15, 2004 are entitled to notice of, and to vote the shares of Common Stock held by them on that date at, the Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournments or postponements thereof. On that date, there were issued and outstanding 5,414,357 shares of Common Stock, the holders of which are entitled to one vote per share on all matters.

A quorum for the Annual Meeting of Stockholders shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy.

Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether he has previously given a proxy, but presence at the meeting will not revoke his proxy unless such stockholder votes in person.

If the accompanying proxy card is properly completed, signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxies in the proxy card will vote (i) FOR the slate of nominees proposed by the Board of Directors, and (ii) with regard to all other matters which may be properly brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxies.

Votes withheld, abstentions and broker non-votes (shares held by brokers or nominees which are present in person or represented by proxy but which are not voted on a particular matter because instructions have not been received from the beneficial owner) will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Directors will be elected by a plurality of votes present, in person or by proxy, at the Annual Meeting. All other matters which properly come before the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast in opposition to the matter. Votes withheld, abstentions and broker non-votes are not counted as a vote “in favor” or a vote “against” the election of any director or any other such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities. The following is the only person known to the Company or its management who beneficially owned as of October 15, 2004 more than five percent of the Company’s Common Stock. The information set forth in the following table and the remainder of this section is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	464,200	8.57

Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 464,200 shares of the Company’s Common Stock as a result of acting as investment adviser to the Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 (the “Fidelity Fund”), which owns the 464,200 shares of Common Stock. Each of (i) Edward C. Johnson 3d, Chairman of FMR Corp., (ii) FMR Corp., through its control of Fidelity, and (iii) the Fidelity Fund has sole power to dispose of the 464,200 shares of Common Stock. The Board of Trustees of the Fidelity Fund has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Fund. Fidelity carries out the voting of the shares under written guidelines established by the Board of Trustees of the Fidelity Fund.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth all equity securities of the Company beneficially owned as of October 15, 2004 by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table below, and (iii) all directors and executive officers as a group. Except as otherwise indicated, all beneficial ownership reflected in the table represents sole voting and investment power as to the shares of Common Stock listed.

Name	Shares of Common Stock Owned(1)	Options Exercisable(2)	Total	Percent of Total Class(3)
Kevin M. Conlisk	9,500	6,000	15,500	*
Joseph Espeso	31,400	43,000	74,400	1.4
Michael H. Flynn	1,000	3,000	4,000	*
George R. Kabureck	1,000	3,000	4,000	*
Joseph Mayerick, Jr.	52,330(4)	40,000	92,330	1.7
Daniel K. McConlogue	—	3,000	3,000	*
Stephen F. Ryan	—	—	—	*
Gerald H. Shaff	139,000	25,000	164,000	3.0
Gerald A. Smith	39,250	6,000	45,250	*
Raymond M. Soto	179,210	75,000	254,210	4.6
All Executive Officers and Directors as a Group	452,690	204,000	656,690	11.7

*	Less than 1% of the Company’s outstanding Common Stock.
(1)	Includes 3,000 shares, 700 shares, 2,000 shares, 25,000 shares and 1,875 shares held by the wives of Messrs. Conlisk, Espeso, Shaff, Smith and Soto, respectively, or an aggregate of 32,575 shares owned by the wives of all directors and officers as a group, as to which such directors and officers disclaim beneficial ownership.
(2)	Represents shares subject to stock options granted under the Company’s stock option plan which officers and directors may acquire within 60 days upon exercise of stock options.
(3)	The percentages represent the total of shares listed in columns (1) and (2) divided by the Company’s issued and outstanding shares of Common Stock as of October 15, 2004, plus all stock options granted to the individual or group, as appropriate, under the Company’s stock option plan, which may be acquired within 60 days.
(4)	Represents shared voting power with Mr. Mayerick’s wife.

ELECTION OF DIRECTORS

In accordance with the Company’s Certificate of Incorporation and By-Laws, the Board of Directors is divided into three classes, with the directors in each class elected at successive annual meetings for three-year terms. The Company’s Board currently consists of nine members, all of whom are elected by the holders of the Common Stock.

The three directors whose terms are expiring at the Annual Meeting are Joseph Espeso, Daniel K. McConlogue and Gerald H. Shaff. Mr. McConlogue has informed the Company that he will not stand for election at the Annual Meeting. The Nominating Committee has recommended for nomination, and the Board of Directors has nominated, Joseph Espeso, Stephen F. Ryan and Gerald H. Shaff to stand for election at the Annual Meeting in the class of directors whose term expires at the Company’s Annual Meeting of Stockholders in 2007. Mr. Espeso has served as a director of the Company since 1999, and Mr. Shaff has served as a director of the Company since 1998. Mr. Ryan was suggested as a candidate by Raymond M. Soto, Chairman, President and Chief Executive Officer of the Company.

At the Annual Meeting, the accompanying proxy, if properly completed, executed and returned, will be voted (absent contrary instructions) in favor of electing these three nominees as directors. Should any one or all of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Nominating Committee may recommend for nomination and the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify.

The Board of Directors recommends a vote “FOR” the slate of nominees described below.

The following table sets forth the name, age and principal occupation for the past five years of, and certain other information for, each of the nominees for election as a director and each of the incumbent directors of the Company (other than Mr. McConlogue).

Name, Age and Positions, if any, with the Company	Business Experience During Past 5 Years	Director Since

Nominees for Term Expiring in 2007:

Joseph Espeso, 62, Senior Vice President—Finance, Chief Financial Officer and Director	Senior Vice President—Finance and Chief Financial Officer of the Company since October 2001. Prior to October 2001, Vice President of the U.S. Group of BNP Paribas for more than five years.	1999

Stephen F. Ryan, 69	Retired in 2001 from Selas Corporation of America, a diversified international firm engaged in the design, development, engineering and manufacturing of industrial products, where he served as Chairman for three years and President, Chief Executive Officer and Director for thirteen years.	—

Gerald H. Shaff, 71, Director	President and Chief Executive Officer of Custom Products Corporation, a wholly-owned subsidiary of the Company, for more than five years.	1998

Name, Age and Positions, if any, with the Company	Business Experience During Past 5 Years	Director Since

Directors Elected for Term Expiring in 2005:

Kevin M. Conlisk, 59, Director	A Principal and Chief Financial Officer of Alinabal Holdings Corporation, a diversified manufacturer of industrial products, for more than five years.	1996

Joseph Mayerick, Jr., 62, Senior Vice President—Marketing, Secretary and Director	Senior Vice President—Marketing of the Company for more than five years.	1993

Gerald A. Smith, 58, Director	Chief Executive Officer of Integrated Loan Services, Inc., a wholly-owned subsidiary of Fiserv, Inc., an independent, full service provider of integrated data processing and information management systems to the financial industry, for more than five years.	1993

Directors Elected for Term Expiring in 2006:

Michael H. Flynn, 66, Director	Vice Chairman and Director of Connecticut Community Bank N.A., formed by the merger of Westport National Bank and Greenwich Bank and Trust Co., since December 2003. President of Associated Community Bancorp, Inc. and Chairman of its subsidiary, Westport National Bank, from 2002 through December 2003. President and Chief Executive Officer of Westport National Bank from 1997 through December 2003.	2002

George R. Kabureck, 65, Director	Senior Vice President—Administration of Norwalk Hospital for more than five years until retiring in September 2001.	2002

Raymond M. Soto, 65, Chairman, President, Chief Executive Officer and Director	Chairman, President and Chief Executive Officer of the Company for more than five years.	1979

GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

During the fiscal year ended June 30, 2004, the Board of Directors held seven Board meetings and four Committee meetings. No director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he is a member.

The Board of Directors has adopted a policy encouraging its members to attend the Company’s Annual Meeting of Stockholders. All of the Company’s directors attended the Company’s 2003 Annual Meeting of Stockholders.

Information on Committees of the Board of Directors

The standing committees of the Board of Directors are the Audit Committee, the Executive Compensation Committee and the Nominating Committee.

The Audit Committee is a committee of the Board of Directors which approves in advance all audit and non-audit services (except as permitted by law) provided by the Company’s independent accountants. In addition, the Audit Committee reviews and discusses with the independent accountants the plan for and the results of the annual audit. The Audit Committee also reviews the Company’s internal controls and accounting system. The current members of the Audit Committee are Kevin M. Conlisk (Chairman), George R. Kabureck and Gerald A. Smith. The Board of Directors has determined that each member of the Audit Committee is “independent” in accordance with the American Stock Exchange Listing Standards, Policies and Requirements. The Board of Directors has also determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Audit Committee met two times during fiscal 2004. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed annually. A copy of the Audit Committee charter was annexed as Appendix A to the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders.

The Executive Compensation Committee oversees the Company’s executive compensation programs and establishes its executive compensation policies. The current members of the Executive Compensation Committee are Gerald A. Smith (Chairman), Kevin M. Conlisk and Michael H. Flynn. The Executive Compensation Committee held one meeting during fiscal 2004.

The Nominating Committee is primarily responsible for identifying individuals qualified to become directors of the Company and recommending to the Board of Directors candidates to fill vacancies on the Board or to stand for election to the Board by the stockholders. The current members of the Nominating Committee are Daniel J. McConlogue (Chairman), Kevin M. Conlisk, Michael H. Flynn, George R. Kabureck and Gerald A. Smith. The Nominating Committee held one meeting during fiscal 2004. The Board of Directors has determined that all members of the Nominating Committee are “independent” in accordance with the American Stock Exchange Listing Standards, Policies and Requirements. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is attached to this proxy statement as Appendix A.

The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors. The Nominating Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management and stockholders. The Nominating Committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the Nominating Committee considers recommended nominees for director based on criteria approved by the Board of Directors, some of which may include their integrity, judgment, independence, financial and business experience and their ability to represent and act on behalf of all stockholders as well as the extent to which the nominee would fill a present need on the Board. Consideration of new Board nominee candidates typically involves internal discussions, identification of potential candidates and interviews with selected candidates. Stockholder recommendations will be evaluated in the same manner as any other recommendations received.

For the 2005 Annual Meeting of Stockholders, the Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors that are submitted to the Secretary of the Company no later than June 24, 2005. Stockholder recommendations must be signed, dated and sent to the Office of the Secretary at the Company’s offices at Four Duke Place, Norwalk, Connecticut 06854, and must include the following information: (i) the name and address of the stockholder making the recommendation; (ii) proof that the stockholder was the stockholder of record, and/or beneficial owner, of the Company’s Common Stock as of the date of the letter; (iii) the name, address and resume of the recommended nominee, and biographical information, information regarding the recommended nominee’s qualifications and such other information as is required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission; and (iv) the written consent of the recommended nominee to serve as a director of the Company if so nominated and elected.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for the fiscal year ended June 30, 2004 with management and McGladrey & Pullen, LLP, the Company’s independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed the independent accountants’ independence with the independent accountants.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 filed with the Securities and Exchange Commission.

The Audit Committee also reviewed the fees paid to McGladrey & Pullen, LLP during fiscal year 2004 and determined that the services provided by McGladrey & Pullen, LLP are compatible with maintaining its independence.

Audit Committee

Kevin M. Conlisk, Chairman

George R. Kabureck

Gerald A. Smith

MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company are as follows:

Name	Position
Raymond M. Soto	Chairman of the Board, President, Chief Executive Officer and Director
Joseph Espeso	Senior Vice President—Finance, Chief Financial Officer and Director
Joseph Mayerick, Jr.	Senior Vice President—Marketing, Secretary and Director
Kevin M. Conlisk	Director(1)(2)(3)
Michael H. Flynn	Director(2)(3)
George R. Kabureck	Director(1)(3)
Daniel K. McConlogue	Director(3)
Gerald H. Shaff	Director
Gerald A. Smith	Director(1)(2)(3)

(1)	Member of the Audit Committee
(2)	Member of the Executive Compensation Committee
(3)	Member of the Nominating Committee

See “Election of Directors” for biographies relating to Directors.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to the Company’s directors, officers and employees. The Code of Ethics is available on the Company’s website at www.bolt-technology.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the acquisition of the assets of Custom Products Corporation (“Custom”) in January 1998, the Company paid $4,971,000 in cash and 135,000 shares of the Company’s Common Stock to Mr. Shaff. In addition, the Company agreed to pay additional contingent consideration to Mr. Shaff dependent upon the future sales of Custom through December 31, 2002. Based on the actual sales of Custom during such period, no such contingent compensation was paid. Mr. Shaff also entered into a five-year employment agreement with the Company, pursuant to which the Company agreed to nominate Mr. Shaff as a Director of the Company during its term. As of January 1, 2003, Custom and Mr. Shaff entered into a new two-year employment agreement pursuant to which he receives an annual salary of not less than $170,000. For the fiscal year ended June 30, 2004, Mr. Shaff was paid a salary of $170,000 under his current employment agreement and received a $4,315 matching contribution paid to his account under the Company’s 401(k) Savings Plan.

EXECUTIVE COMPENSATION

The following table sets forth, for the Company’s last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company’s Chief Executive Officer and each of the Company’s other executive officers who had earned qualifying compensation in excess of $100,000:

Summary Compensation Table

	Fiscal Year	Annual Compensation				Long Term Compensation	All Other Compensation($)(1)(2)(3)
Name and Principal Position		Salary($)	Bonus($)		Other Compensation($)	Stock Options Awards(#)
Raymond M. Soto Chairman, President and Chief Executive Officer	2004 2003 2002	$289,740 275,940 269,370	$	— — 250,000	(4) (4) (4)	— 75,000 —	$45,881 44,353 45,651

Joseph Espeso Senior Vice President— Finance and Chief Financial Officer	2004 2003 2002	185,400 180,000 131,730		— — 55,000	(4) (4) (4)	— 40,000 —	6,530 8,270 8,259(5)

Joseph Mayerick, Jr. Senior Vice President— Marketing and Secretary	2004 2003 2002	185,400 180,000 174,650		— — 75,000	(4) (4) (4)	— 40,000 —	22,626 25,375 19,080

(1)	Includes matching contribution paid by the Company under the Company’s 401(k) Savings Plan. The matching contribution made to the executive officer’s account for fiscal year 2004 was as follows: Mr. Soto, $7,897 and Mr. Espeso, $4,301.
(2)	Includes the value of Company-paid whole life insurance policies on Messrs. Soto and Mayerick. The named executive has the right to designate the beneficiary and in the event of termination of employment, for any reason, ownership of the policy transfers to the named executive. The value of this benefit in fiscal year 2004 was $36,800 for Mr. Soto and $19,626 for Mr. Mayerick.
(3)	Includes reimbursement for medical expenses in fiscal year 2004 in the amount of $1,184 for Mr. Soto, $3,000 for Mr. Mayerick and $2,229 for Mr. Espeso.
(4)	Perquisites that do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for a named executive officer have been omitted.
(5)	Includes $7,000 in directors fees paid to Mr. Espeso prior to his joining the Company as Senior Vice President-Finance and Chief Financial Officer in October 2001.

Employment Agreement

The Company has an employment agreement with Mr. Soto in effect through June 30, 2007 subject to extension. The agreement provides for, among other things, a base annual salary of $304,224 for fiscal year 2005, subject to adjustment and a discretionary bonus to be determined from time-to-time by the Board of Directors. Pursuant to the employment agreement, the Company must also maintain a life insurance policy for the benefit of Mr. Soto. The employment agreement will terminate in the event of Mr. Soto’s death and may be terminated by the Company in the event of Mr. Soto’s disability or for cause (as defined therein). Mr. Soto may terminate his employment for Good Reason, which includes (i) certain changes in Mr. Soto’s duties and responsibilities; (ii) the relocation of Mr. Soto’s principal place of employment; or (iii) the occurrence of a “defined corporate change,” as defined in the employment agreement. If Mr. Soto terminates his employment for Good Reason, he will be entitled to receive all sums which would have become payable to him under the employment agreement during the three-year period following the date of such termination. This sum includes base salary and a performance bonus based on the average of the three highest such bonuses paid during the five fiscal years preceding the date of termination.

Severance Compensation Plan

The Company has a Severance Compensation Plan which provides for special severance benefits to employees designated by the Board in the event of their termination, for whatever reason, during the 24-month period following (i) a change of control of the Company, including the acquisition by any person or group of beneficial ownership of 30% of the Company’s outstanding shares, or a change in the composition of the Board during any two-year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then in office who were directors at the beginning of such period, or (ii) approval by the Company’s stockholders of (A) the Company’s merger or consolidation where the Company is not the surviving corporation or (B) the Company’s sale or disposal of all or substantially all of the Company’s assets (including a plan of liquidation). The benefit, which is payable within ten days of termination of employment, shall (as pre-designated by the Board) equal two or three times (i) such employee’s current base salary, (ii) the average of such employee’s bonuses in the three highest years during the five-year period prior to termination, and (iii) certain annual medical insurance premiums previously paid by the Company for the benefit of such employee; provided, however, such total amount may not exceed the maximum amount that may be paid without incurring the adverse tax consequences imposed upon such benefits by the Internal Revenue Code. In certain circumstances, the Severance Compensation Plan may be amended or terminated by the Board. In fiscal 2004, four key employees, including Messrs. Espeso and Mayerick, participated in this plan.

Directors’ Compensation

In fiscal year 2004, non-employee directors received an annual director’s fee of $6,000 ($12,000 for the Chairman of the Audit Committee), a fee of $1,200 for attendance at each meeting of the Board of Directors and a fee of $600 for each committee meeting attended. Directors who are also employees of the Company receive no additional compensation for their service as a director.

Under the Bolt Technology Corporation 1993 Stock Option Plan, each non-employee director, when elected a director by the stockholders, received an option to purchase 3,000 shares of the Common Stock of the

Company subject to the terms and conditions of the Plan. Under the terms of the Plan, no options can be granted subsequent to June 30, 2003, but options granted prior to that date shall remain in effect until such options have been exercised or terminated in accordance with the Plan and the terms of such options.

Stock Option Exercises and Holdings

The following table sets forth information related to stock options exercised by the Chief Executive Officer and the other executive officers named in the Summary Compensation Table above during fiscal 2004, and the number and value of unexercised options held by such individuals at June 30, 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Number of Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond M. Soto	—	—	75,000	—	$108,750	—
Joseph Espeso	—	—	43,000	—	58,375	—
Joseph Mayerick, Jr.	—	—	40,000	—	58,000	—

(1)	Based upon the market price of a share of Common Stock on June 30, 2004 of $4.50.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

McGladrey & Pullen, LLP (“McGladrey”) served as the Company’s independent accountants for the year ending June 30, 2004. Representatives of McGladrey will be present at the Annual Meeting of Stockholders, with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The Audit Committee is expected to select the Company’s independent accountants for the year ending June 30, 2005 no later than March 2005. This is in accordance with the Company’s past practices to make such selection in the spring of each fiscal year.

On March 19, 2003, upon the recommendation of its Audit Committee, the Board of Directors of the Company dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent accountants, and appointed McGladrey to serve as the Company’s independent accountants for the year ending June 30, 2003.

The audit reports of Deloitte on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended June 30, 2001 and June 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two fiscal years ended June 30, 2002, and from July 1, 2002 through March 19, 2003, there were no disagreements between the Company and Deloitte on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with their reports, and there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K. Deloitte reviewed a copy of the above disclosures and by a letter dated March 24, 2003 stated its agreement with such statements.

During the Company’s two fiscal years ended June 30, 2002, and from July 1, 2002 through March 19, 2003, the Company did not consult McGladrey with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

The following table presents fees billed to the Company by McGladrey and Deloitte for the fiscal years ended June 30, 2004 and 2003:

	Fiscal Year 2004		Fiscal Year 2003
	McGladrey	Deloitte	McGladrey	Deloitte
Audit Fees	$110,000	$16,540	$95,000	$26,000
Audit Related Fees	17,340	3,000	—	—
Tax Fees	—	—	2,250	—
All Other Fees	—	—	—	—

Audit Fees include fees billed for the audit of the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K and reviews of unaudited financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit Related Fees include fees billed for assistance in connection with responses to Securities and Exchange Commission questions and the Securities and Exchange Commission informal inquiry described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004.

Tax Fees are fees billed for tax compliance assistance.

Audit Committee Pre-Approval Policy

The Audit Committee must approve in advance all audit and non-audit services (except as permitted by law) provided by the Company’s independent accountants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons owning more than 10% of the Company’s Common Stock (“Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these filings received by the Company, the Company believes that such Reporting Persons complied with all Section 16(a) filing requirements applicable to Reporting Persons during the fiscal year ended June 30, 2004.

STOCKHOLDERS’ PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s Annual Meeting of Stockholders, any proposals by stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received at the Company’s offices at Four Duke Place, Norwalk, Connecticut 06854 on or before June 24, 2005.

In addition, if a stockholder intends to present a proposal at the Company’s 2005 Annual Meeting of Stockholders without inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before September 7, 2005, proxies solicited by the Board of Directors for the 2005 Annual Meeting of Stockholders will confer discretionary authority to vote on the proposal at the meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established procedures for stockholders to send communications regarding issues or concerns with respect to the Company’s business or the functions of the Board of Directors directly to the Company’s Board of Directors. Stockholders may communicate with the Board of Directors as a group or individually by writing to: The Office of the Secretary at the Company’s offices at Four Duke Place, Norwalk, Connecticut 06854. The mailing envelope must contain a clear notation indicating that the enclosed mailing is a “Stockholder-Board Communication” or “Stockholder-Director Communication,” as the case may be. All such letters must identify the author as a stockholder of the Company and, if the letter is a “Stockholder-Director Communication,” clearly state the name or names of the intended director recipients. If not adequately set forth in the letter, the Secretary may require reasonable evidence that a communication is made by a stockholder of the Company before transmitting the communication to the Board of Directors or individual director. If a stockholder wishes the communication to be confidential, the stockholder must clearly indicate on the envelope that the communication is “Confidential.” Any such communications will be sent to the Chairman of the Board of Directors for distribution to the Board of Directors at the next regularly scheduled meeting of the Board of Directors or at such earlier time as the Chairman deems appropriate, or to the individual director(s) identified.

OTHER MATTERS

The Board of Directors does not know of any matters that may come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or facsimile, by regular employees of the Company or others affiliated with the Company. The Company will not pay compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending or forwarding proxy material to principals in obtaining their proxies.

All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

By Order of the Board of Directors

JOSEPH MAYERICK, JR. Secretary

Norwalk, Connecticut

Dated: October 22, 2004

APPENDIX A

BOLT TECHNOLOGY CORPORATION

NOMINATING COMMITTEE CHARTER

The Nominating Committee (the “Committee”) of Bolt Technology Corporation (the “Company”) shall consist of at least three members who at all times shall be members of the Board of Directors, all of whom, individually and as a group, meet all applicable independence and experience qualifications as required by law, including without limitation, the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder, as well as the bylaws and regulations of the American Stock Exchange. The members of the Committee shall be designated by resolution of the Board of Directors, each such member to serve until he is no longer a director or until removed and a successor is elected by the Board of Directors, whichever shall first occur.

PURPOSE

The Committee shall:

1.	identify individuals qualified to become directors of the Company consistent with criteria approved by the Board of Directors;

2.	recommend to the Board of Directors candidates to stand for election to the Board at the next annual meeting of stockholders;

3.	recommend to the Board of Directors names of individuals to fill any vacancies on the Board of Directors that arise between annual meetings of stockholders; and

4.	consider from time to time the Board of Directors committee structure and makeup.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

1.	The Committee’s responsibilities shall include:

a.	working with the full Board of Directors to establish criteria for membership on the Board of Directors;

b.	reviewing the qualifications of each candidate and any incumbent for election as a director of the Company and any potential conflicts with the Company’s interests;

c.	assessing the performance of incumbent directors whose terms are expiring prior to recommending their renomination to the Board of Directors;

d.	considering the nomination of a candidate proposed by any stockholder for election as a director of the Company in accordance with procedures approved by the Board of Directors; and

e.	making recommendations to the full Board of Directors with respect to these matters and with respect to the removal of a director.

In the event that the Company is legally required by contract or otherwise to provide third parties with the ability to designate directors, the selection and nomination of such directors need not be subject to the process set forth herein.

2.	The Committee shall review the Board of Directors’ committee structure and recommend to the Board of Directors for its approval directors to serve as members of each committee. The Committee shall recommend additional committee members to fill vacancies as needed.

3.	The Committee may delegate its authority to subcommittees or to one member, as the Committee deems appropriate, provided that any subcommittee or individual delegate shall report any actions taken by such subcommittee or individual delegate to the whole Committee at its next regularly scheduled meeting.

4.	The Chairman of the Committee shall be designated by the Board of Directors, provided that if the Board of Directors does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The Chairman shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting for the Committee to the Board of Directors at the Board of Director’s next regularly scheduled meeting following each meeting of the Committee.

5.	The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. The Committee shall have the authority to confer with the Chief Executive Officer and other management of the Company to the extent it may deem necessary or appropriate to fulfill its duties and may invite such individuals to participate in Committee meetings. The Committee may engage legal, accounting or other advisors that it determines are necessary or appropriate to carry out its duties. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of fees related to the retention of such advisors.

6.	The Nominating Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BOLT TECHNOLOGY CORPORATION

The undersigned hereby appoints Raymond M. Soto and Joseph Mayerick, Jr. proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Bolt Technology Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held November 23, 2004 or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS SET FORTH ON THE REVERSE SIDE.

(Continued, and to be marked, dated and signed, on the reverse side)

Address Change/Comments (mark the corresponding box on the reverse side)

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Ù  FOLD AND DETACH HERE  Ù

BOLT TECHNOLOGY CORPORATION	Annual Meeting of Stockholders November 23, 2004 at 10:00 a.m. CST JW Marriott Hotel 5150 Westheimer Houston, Texas 77056

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item 1 —	ELECTION OF DIRECTORS Nominees: Class whose term expires in 2007: 01 Joseph Espeso 02 Stephen F. Ryan 03 Gerald H. Shaff	FOR	WITHHELD FOR ALL	Item 2 —	To transact in their discretion such other business as may properly come before the meeting, or any adjournment or postponement thereof.
		☐	☐

WITHHELD FOR: (Write name(s) of nominee(s) below.)

Signature                                                            Signature                                                        Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Ù  FOLD AND DETACH HERE  Ù

Admission Ticket

Annual Meeting

of

BOLT TECHNOLOGY CORPORATION

Tuesday, November 23, 2004

10:00 a.m. CST

JW Marriott Hotel

5150 Westheimer

Houston, Texas 77056